UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DIRECT DIGITAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

DIRECT DIGITAL HOLDINGS, INC.
1177 West Loop South, Suite 1310
Houston, Texas 77027
AMENDMENT NO. 1 TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 31, 2026
The following disclosures amend the definitive proxy statement filed by Direct Digital Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 23, 2026 (the “Proxy Statement”) relating to the Company’s annual meeting to be held virtually on Friday, July 31, 2026, commencing at 9:30 a.m., Central time (the “Annual Meeting”). As previously disclosed, the board of directors of the Company has fixed the close of business on June 18, 2026 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.
EXPLANATORY NOTE
The Proxy Statement inadvertently omitted references to the Company’s Series A Convertible Preferred Stock when describing the shares entitled to vote at the Annual Meeting. The Company is providing this amendment to the Proxy Statement (the “Amendment”) solely to correct (i) the description of the number of shares entitled to vote at the Annual Meeting on page 3 of the Proxy Statement to reflect the 27,077 shares of Series A Convertible Preferred Stock outstanding on the Record Date (which represent 53,219 votes that may be cast by the holders of the Series A Convertible Preferred Stock); (ii) the percentage of the voting power controlled by our directors, executive officers and 5% beneficial owners on page 6 and (iii) to update the beneficial ownership information for our directors, executive officers and 5% beneficial owners to account for the voting power of the Series A Convertible Preferred Stock.
The Company hereby replaces in its entirety the subsection under “Questions and Answers” entitled “Who is entitled to vote at our Annual Meeting?” beginning on page 3 of the Proxy Statement as follows:
Q:Who is entitled to vote at our Annual Meeting?
A:The record holders of each of our Class A Common Stock and our Class B Common Stock, as well as the holders of shares of our Series A Convertible Preferred Stock (on an as-converted basis) at the close of business on the record date, June 18, 2026, may vote at the Annual Meeting. Each share of Class A Common Stock and Class B Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders per share. Each share of Series A Convertible Preferred Stock is entitled to vote together with our Class A Common Stock and Class B Common Stock on an as-if-converted-to-Class A-Common-Stock basis determined by dividing the aggregate Accumulated Conversion Value of all shares of Series A Convertible Preferred Stock held by each Holder, by the Conversion Price (as each such term is defined in the Certificate of Designation for the Series A Convertible Preferred Stock filed with the Delaware Secretary of State). Accordingly, a Holder of Series A Convertible Preferred Stock is entitled to one vote for each whole share of Class A Common Stock into which their shares of Series A Convertible Preferred Stock are then-convertible on all matters submitted to a vote of stockholders of the Company. There were 739,531 shares of Class A Common Stock, 42,160 shares of Class B Common Stock and 27,077 shares of Series A Convertible Preferred Stock outstanding (which on an as-if-converted-to-Class-A-Common-Stock basis as of the record date represent 53,219 shares that are entitled to vote on any matter presented to the holders of Class A Common Stock and Class B Common Stock at the Annual Meeting) on the record date and entitled to vote at the Annual Meeting. All shares of Class B Common Stock are held by Direct Digital Management, LLC (“DDM”), a Delaware limited liability company indirectly owned by Mark Walker, our Chairman and Chief Executive Officer, and Keith Smith, our President. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning July 21, 2026, at our offices located at 1177 West Loop South, Suite 1310, Houston, Texas 77027, between the hours of 10:00 a.m. and 5:00 p.m., Central Time, each business day during the 10 days preceding the Annual Meeting, however, if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.
Stockholders of Record: Shares Registered in Your Name. If on the record date your shares were registered directly in your name with our transfer agent, Equiniti, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote over the Internet or by mobile device, or if you requested a printed copy of the proxy materials be mailed to you, fill out and return the proxy card enclosed therewith, to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Bank, Brokerage Firm, Custodian or Other Nominee. If on the record date your shares were held in an account at a bank, brokerage firm or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, brokerage firm or other nominee on how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting.

The Company also hereby replaces in its entirety the subsection under “Questions and Answers” entitled “What percentage of our outstanding Class A Common Stock do our directors, executive officers, and 5% beneficial owners own?” on page 6 of the Proxy Statement as follows:

Q:What percentage of our outstanding Class A Common Stock do our directors, executive officers, and 5% beneficial owners own?

A:As of May 31, 2026, our directors, executive officers, and 5% beneficial owners collectively owned, or had the right to acquire, approximately 1.1% of our outstanding Class A Common Stock and 100% of our Class B Common Stock. Our directors, executive officers and 5% beneficial owners do not own any of the Series A Convertible Preferred Stock. Because the holders of our Class A Common Stock, our Class B Common Stock and our Series A Convertible Preferred Stock vote together as a single class (with the holders of our Series A Convertible Preferred Stock voting on an as converted basis as discussed in “Who is entitled to vote at our Annual Meeting?” above), this means our directors, executive officers and 5% beneficial owners control approximately 6.3 % of the voting power of the Company. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 27 for more details.

The Company also hereby amends and replaces in its entirety the second paragraph under the section entitled “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 27 of the Proxy Statement as follows:
None of the individuals above own any shares of Series A Preferred Stock.  As of the Determination Date, there were 702,543 shares of our Class A Common Stock outstanding, 42,160 shares of our Class B Common Stock outstanding and 27,077 shares of Series A Convertible Preferred Stock outstanding (which on an as-if-converted-to-Class-A-Common-Stock basis as of the Determination Date represent 53,219 shares that are entitled to vote on any matter presented to the holders of Class A Common Stock and Class B Common Stock). The Total Voting Power Beneficially Owned in the table below includes the voting power of the Series A Convertible Preferred Stock and the percentages are based on 797,922 shares (including the Series A Convertible Preferred Stock on an as-converted basis) that are entitled to vote as of the Determination Date. As described in the section titled “Related-Person Transactions” above, DDM is entitled to have its LLC Units redeemed for shares of Class A Common Stock on a one-for-one basis (subject to customary adjustments, including for stock splits, stock dividends and reclassifications) in accordance with the terms of the DDH LLC Agreement; provided that, at our election, we may effect a direct exchange of such Class A Common Stock. In connection with our initial public offering, we issued to DDM one share of Class B Common Stock for each LLC Unit it owns.

The Company also hereby replaces the table in the section entitled “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 28 of the Proxy Statement with the following table (while retaining the footnotes on page 28 of the Proxy Statement) to reflect the Total Voting Power Beneficially Owned including the voting power of the Series A Convertible Preferred Stock:

	Shares of Class A Common Stock Beneficially Owned			Shares of Class B Stock Beneficially Owned			Total Voting Power Beneficially Owned
	No. (4)		Percent	No.		Percent	No.	Percent
5% Stockholders
Direct Digital Management, LLC(1)	—		— %	42,160		100%	42,160	5.3%

Named Executive Officers and Directors
Mark Walker, Chairman and Chief Executive Officer	2,269	(3)	0.3%	21,279	(2)	50.5%	23,548	3.0%
Keith Smith, President and Director	3,321	(4)	0.5%	20,881	(2)	49.5%	24,202	3.0%
Diana P. Diaz, Chief Financial Officer	351	(5)	*%	—		— %	351	*%
Richard Cohen, Director	406		*%	—		— %	406	*%
Ohad Harlev, Director	—		— %	—		— %	—	— %
Antoinette R. Leatherberry, Director	425		*%	—		— %	425	*%
Mistelle Locke, Director	274		*%	—		— %	274	*%
All executive officers and directors as a group (9 persons)	7,885	(6)	1.1%	42,160		100%	50,045	6.3%
*Less than 1%

This Amendment does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. Except as specifically amended by the information contained in this Amendment, the information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

This Amendment is dated June 29, 2026.

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